EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 29th day of April, 1994, by and between OMNI INTERNATIONAL RAIL PRODUCTS, INC., an Oregon corporation and OMNI PRODUCTS, INC., its wholly owned subsidiary (hereinafter collectively referred to as "Corporation"), and MICHAEL L. DeBONNY ("Employee").

                                    RECITALS:
                                   ---------

     A. Corporation is a corporation duly organized and existing under the laws of the State of Oregon;

     B. Employee is an employee of Corporation; and

     C. Corporation desires to employ Employee, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, it is agreed as follows:

     1. Employment. Corporation hereby employs Employee as Chief Executive Officer and Chairman of Corporation and Employee accepts employment upon the terms and conditions herein set forth in this Agreement.

     2. Duties of Employee. Employee shall perform such duties and responsibilities as those necessarily and customarily performed by a chief executive officer and chairman of a like business and those as may be assigned to him from time to time by Corporation and its Board of Directors. Employee shall perform his responsibilities and duties faithfully, intelligently, to the best of his ability, and in the best interests of Corporation during the term of this Agreement. Employee agrees to devote all of his productive time, attention, and energies to the business of the Corporation.

     3. Term. The term of Employee's employment under this Agreement shall commence on the effective date of this Agreement and shall continue for a period of sixty (60) months and thereafter shall be automatically extended for additional one (1) year terms, (a) unless either party gives written notice to the other party at least thirty (30) days before the expiration of the initial term or of each one year term thereafter, as the case may be, of termination,
(b) unless terminated under Paragraph 5 hereof, or (c) unless sooner terminated by mutual agreement of Employee and the Board of Directors of Corporation.

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     4. Compensation and Other Benefits.

     4.1 Base Compensation. As compensation for his or her services hereunder, the Company shall pay Employee during the term of this Agreement a yearly salary of One Hundred Twenty Thousand Dollars ($120,000) before all customary payroll deductions. Such salary shall be paid in substantially equal installments at the same intervals as other officers of the Company are paid. The salary shall be reviewed annually on or about the anniversary date of this Agreement with such increases as shall be awarded in the discretion of the Board of Directors taking into account such factors as corporate and individual performance, general business conditions and changes in the cost of living index.

     4.2 Benefits. During the term of this Agreement, Employee will be entitled to health insurance coverage and such other fringe benefit programs as shall be provided from time to time by the Company to other officer employees.

     4.3 Bonus Compensation. The Board of Directors of Corporation may elect at any time, in its sole discretion, and without any obligation to do so, to pay Employee such additional bonus compensation as it shall determine.

     4.4 Compensation Plans. In the event the Company established any bonus, incentive or deferred compensation plan or program applicable to other senior executive employees of Company, Employee will participate in such plan or program on terms which are commensurate with his position and as are otherwise determined on the same basis as such other senior executive employees.

     4.5 Expenses. The Company will pay or reimburse Employee for all reasonable and necessary travel and out-or-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to presenting appropriate vouchers in accordance with the Company's policies.

     5. Termination.

     5.1 Permitted Termination. Employee's employment pursuant to this Agreement and the Company's obligation to pay compensation hereunder may be terminated as follows:

          (a) The Board of Directors in officei at the time of the termination may terminate Employee's employment for cause. For purposes of this Agreement, "cause" shall mean a good faith determination by a majority vote of the Board of Directors in office at the time of the termination (other than Employee), that Employee violated a state or federal law involving the commission of a crime against the Company, a felony or moral turpitude.

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          (b) The present Board of Directors,  or their successors  nominated by the present Board of Directors, or their successors so nominated, may terminate Employee's employment if a majority of those directors who have no interest in the transaction in good faith determine that Employee (i) demonstrated willful and continued failure or inability to substantially perform reasonably assigned duties, policies, standards and regulations that are consistent with the duties assigned to Employee at the time of this Agreement (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Employee by the Chairman of the Board or President of the Company which specifically identifies the manner in which such executive believes that Employee has not substantially performed such duties; (ii) breached the terms of this Agreement; (iii) engaged in conduct which was materially injurious to the Company, including, but not limited to, misuse of alcohol or controlled substances; misrepresentation, deception, fraud or dishonesty; actions compromising Employee's reputation or ability to represent the Company with the public; actions substantially impairing the Company's business, good will or reputation or any other act of misconduct.

          (c) Employee's employment shall terminate automatically upon Employee's death or total disability. The term "total disability" as used herein shall mean an inability to perform the duties set forth in this Agreement because of illness or physical or mental disability for a period or periods aggregating 90 calendar days in any 12-month period, unless Employee is granted a leave of absence by the Board of Directors of the Company. The parties acknowledge that Employee's ability to perform the duties specified in this Agreement is of the essence to this Agreement.

          (d) By 30 days written notice of termination given by Employee.

     5.2 Constructive Termination. If Employee voluntarily terminates employment within 60 days of a "change in duties," the Company shall be deemed to have terminated Employee's employment in breach of this Agreement. Change in duties shall mean any one or more of the following:

          (a) A significant change in the nature or scope of Employee's title, responsibilities, authority or duties from those applicable as of the date of this Agreement;

          (b) A significant diminution in employee benefits, including but not limited to medical, dental, life insurance and long-term disability plans, and perquisites available to Employee, from the employee benefits and perquisites to which he or she is entitled as of the date of this Agreement, provided that such diminution is not the result of a change in the Company's employee benefit program generally available to similarly situated employees; or

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          (c) A  change  in  the  location  of  Employee's  principal  place  of employment by the Company by more than 50 miles from Portland, Oregon.

     5.3 Payment.

          (a) In the event of permitted termination of Employee's employment pursuant to Section 5.1 of this Agreement, Employee shall be entitled to receive unpaid salary through the effective date of termination; provided, however, that if the employment of Employee is automatically terminated due to death or disability pursuant to Section 5.1(c), Employee or Employee's personal representative shall receive termination payments in the form of Employee's annual salary through the conclusion of the calendar month of the termination of employment because of such death or disability. Any amounts owed by the Company to Employee pursuant to this section may be reduced by any amount owned by Employee to the Company.

          (b) In the event the Company terminates Employee's employment under this Agreement other than as provided in Section 5.1, it is agreed by the parties that the actual damages which might be sustained by the Employee by reason of such breach and termination are uncertain and would be difficult of ascertainment, and therefore the Company shall continue to pay the Employee's salary and benefits substantially equivalent to those described in Section 4 for the remainder of the term of this Agreement or for three months whichever period is longer, as and when such compensation is payable hereunder. In the event that Employee is employed full time in another position, then the amount of compensation to be paid to Employee hereunder from and after the date of such employment shall be reduced by the amount of compensation paid to Employee in respect to such employment. Nothing herein shall be construed to require Employee to seek other employment and it is explicitly agreed that Employee is not required to seek other employment.

     6. Noncompete. Employee covenants that during the period of his or her employment hereunder and for a period of three years after the date of this Agreement or one year after the date of termination of Employee's employment whichever period is longer, Employee shall not, directly or indirectly, either as a principal, agent, employee, employer, consultant, stockholder, partner or in any other personal or representative capacity whatsoever, be connected with in any manner, any business whose products or services are in competition with, or may in the future be in competition with, products then being produced or marketed or services then being provided or marketed by the Company, or products or services that feasibility of which the Company is actually studying, and



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shall not, directly or indirectly,  divert any customer of the Company or induce any employee or consultant of the Company to terminate his or her employment or relationship with the Company. The covenant contained in this section is intended to be a series of separate covenants, one set for the State of Oregon and one set for each county, state or foreign country in which the Company shall be engaged in any definable business in which Employee shall have been involved on any date during the period of Employee's employment. Employee agrees that the restraints imposed in this section are necessary for the reasonable and proper protection of the Company and that each and every one of the restraints is reasonable in terms of duration and geographic scope.

     7. Confidential and Proprietary Information.

     7.1 Confidential Relationship. Employee understand that Employee's employment creates a relationship of confidence and trust between Employee and the Company with respect to any information: (a) applicable to the business of the Company; (b) applicable to the business of any supplier, consultant, independent contractor, licensor, licensee, client, customer or affiliate of the Company, which information may be made known to Employee by the Company or by any supplier, consultant, independent contractor, licensor, licensee, client, customer or affiliate of the Company, or information learned by Employee during the period of Employee's employment.

     7.2 Proprietary Information. Employee acknowledges that, during the course of rendering the employment services to the Company he or she may acquire Proprietary Information of the Company (as hereinafter defined). For purposes of this Agreement "Proprietary Information" shall mean all material and information created, discovered, owned, controlled or otherwise known by the company (including, without limitation, information created by or discovered by Employee during the period of or arising out of Employee's employment with the Company) and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. "Proprietary Information" includes, without limitation, trade secrets, confidential information, data processes, designs, software programs, formulas, test procedures and results, improvement, inventions or techniques, customer lists, business plans, marketing plans and strategies and pricing strategies or other subject matter pertaining to any business of the Company or of any of its suppliers, consultants, independent contractors, licensors, licensees, clients, customers or affiliates.

     7.3 Limitation. Subject to the provisions of the Rights in Products Section of this Agreement, the term "Proprietary Information" shall not include any information which:

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          (a) is or  becomes  generally  known or  available  through  no act or failure on the part of Employee;

          (b) is known by Employee at the time of receipt of such information, as demonstrated by written documentation bearing a date prior to the date of receipt of such information, where the source of such information legally obtained such information and the right to disclose it to Employee;

          (c) is furnished to Employee by a third party without restriction on disclosure, where such third party legally obtained such information and the right to disclose it to Employee; or

          (d) is developed by Employee independently of any obligation to the Company and without violation of any rights which the Company may have in such information.

     7.4 Ownership. Employee agrees that all Proprietary Information of which Employee may acquire knowledge is the sole and exclusive property of the Company, and that the Company shall retain all right, title and interest to the Proprietary Information. Employee further agrees that Employee is not entitled to use Proprietary Information for Employee's own benefit or for the benefit of others during or after the period of Employee's employment, without the prior written consent of the Company.

     7.5 Nondisclosure. Employee agrees to keep confidential, and not disclose or make any use of, except for the benefit of the Company, at any time either during or subsequent to Employee's employment, any Proprietary Information of which Employee may acquire knowledge. Employee also agrees to employ all reasonable measures to prevent the unauthorized use of the Proprietary Information. Employee agrees that, in the event Employee is served with a subpoena or other compulsory judicial or administrative process calling for production of Proprietary Information, Employee will immediately notify the Company in order that the Company may take such action as it deems necessary to protect its interests.

     7.6 Return. Within ten (10) days following the termination of Employee's employment with the Company for any reason whatsoever, Employee shall return and certify in writing to the return of, any and all notes, diagrams, documents, papers and other materials consisting of or relating to the Proprietary Information, and all copies thereof which are then in Employee's (or Employee's agent's) possession or control.

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     8. Rights in Products.

          8.1 Ownership. Employee agrees that any inventions, designs, drawings, specifications, computer software, ideas, documentation or other copyrightable works or patentable inventions, formulas, processes or techniques which Employee makes, conceives, reduces to practice or learns during Employee's employment ("Works"), and al intermediate and partial versions thereof, as well as all program materials, flow charts, notes, outlines, designs, drawings, specifications, and the like created in connection therewith (collectively "Work Product"), and any formulas, processes, algorithms, ideas and other information not generally known to the public (whether or not protected by copyright or patent) and developed or generated by Employee in the course of developing the Works ("Related Information"), shall, upon their fixation in a tangible medium of expression (in the case of copyrightable works) or creation (in the case of noncopyrightable works), be assigned to and constitute Proprietary Information of the Company and shall be the sole property of the Company and the Company shall be the sole owner of all patents, copyrights and other rights in connection therewith.

          8.2 Disclosure. Employee shall promptly disclose to the Company any Works, Work Product or Related Information created, discovered, reduced to practice or learned by Employee, either alone or jointly with others, during the term of Employee's employment.

          8.3 Assignment. Employee hereby assigns to the Company the sole and exclusive right, title and interest in and to all such Works, and all copies of any of them, without further consideration, and agrees to assist the Company to register, and from time to time to enforce, all patents, register, and from time to time to enforce, all patents, copyrights and other rights and protections relating to the Works, Work Product and Related Information in any and all countries. To that end, Employee agrees to execute and deliver all documents requested by the Company in connection therewith, and irrevocably designates and appoints the Company Employee's agent and attorney-in-fact to act for and in Employee's behalf and stead to execute, register and file any such applications, and to do other lawfully permitted acts to further the registration, prosecution and issuance of patents, copyrights or similar protections with the same legal force and effect as if executed by Employee.

          8.4 Nonexclusive License. In the event (and to the extent) that the Works, Work Products or Related Information contain any items or elements which may be subject to preexisting proprietary rights of Employee, Employee hereby grants to the Company an irrevocable, perpetual, nonexclusive royalty-free, worldwide license to (a) use, execute, reproduce, display, perform, distribute copies of, modify and prepare derivative works based on such preexisting rights


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and (b) authorize  others to do any of the  foregoing.  Employee  represents and warrants that (i) Employee is the sole and absolute owner of any such items or elements contained in the Works, Work Product or Related Information that are licensed hereunder to the Company (collectively, "Licensed Items"), (ii) the Licensed Items do not infringe on any third party's proprietary rights (including, without limitation, rights of patent and copyright) and (iii) the Company's exercise of its rights under the license granted hereunder to not
infringe  upon  any  third  party's   proprietary  rights  (including,   without
limitation, rights of patent and copyright).

          9. General Provisions.

          9.1 Injunctive Relief. Employee acknowledges that the Company will not have an adequate remedy at law in the event of any breach or threatened breach by Employee of any provision of Sections 6, 7 or 8, and that the Company will suffer irreparable damage and injury as a result. Accordingly, in the event of any such breach or threatened breach, employee hereby consents to the granting of injunctive relief against him or her by any court of competent jurisdiction without the posting by the Company of any bond or other security therefor, and Employee further agrees not to raise as a defense the availability of monetary damages as a remedy.

          9.2 Arbitration. If any disputes or differences shall arise between the Company and Employee, no suit shall be commenced by either one against the other. These disputes and differences shall, however, be submitted to arbitration in accordance with the laws of the State of Oregon, and all arbitration proceedings shall be in the City of Portland. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The Company and Employee will try to agree on one arbitrator selected from a list submitted by the American Arbitration Association. If this is not possible, there will be three arbitrators, one named in writing by each party to this Agreement within 10 days after notice of arbitration is served by either party upon the other, and a third arbitrator selected by these two arbitrators. Costs of the arbitration shall be shared equally by Employee and the Company. Each party will bear its own attorneys' fees and costs.

          9.3 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counter part.

          9.4 Survival. All rights and obligations shall cease upon termination of Employee's employment with the Company, except as otherwise explicitly set forth herein and except for the rights and obligations set forth in or arising out of Section 6, 7, 8, and 9 which shall survive the termination of this Agreement forever.

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          9.5 Headings.  Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

          9.6 Officer and Board Member. So long as Employee is an employee of Corporation and not in default hereunder, Employee shall be appointed and become Chief Executive Officer and Chairman of Corporation and a member of the Board of Directors on or after the effective date hereof.

          9.7 Vacations. Subject to the approval of time by the Board of Directors, Employee shall be entitled to the number of days as determined by Corporation's policy. Initially, Employee shall be entitled to three (3) weeks of vacation during each year of this Agreement. Any unused vacation time shall not be carried over to future years.

          9.8 Illness of Incapacity. Employee shall be entitled to sick leave because of actual sickness, accident, or other incapacity, without any adjustment in compensation in accordance with Corporation's policy. The Board of Directors of Corporation in its sole discretion shall determine which adjustment in compensation shall be made for any absences from work in excess of Employee's normal sick leave time.

          9.9 Waiver. The waiver by either Corporation or Employee of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party and shall in no way affect the enforcement of all of the other provisions of this Agreement.

          9.10 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and each term or provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          9.11 Modification. This Agreement may not be changed or modified except by the written agreement of the parties hereto. Not change, termination, or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by both parties. This Agreement may not be modified or terminated orally.

          9.12 Executive. Each of the parties hereto shall execute such documents and shall take such other action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement in accordance with the terms hereof.

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          9.13 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Oregon.

9.14 Integration. This Agreement contains the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, oral and written, except those contemplated hereunder or note inconsistent herewith.

          9.15 Representation. This Agreement has been prepared by Nicholas I. Goyak, P.C. as legal counsel to Employer. Employee has been advised, and by his execution hereof acknowledges, that he has the right to, and should, have this Agreement reviewed by his own separate legal counsel. This Agreement has been negotiated at arm's length with the benefit or opportunity to seek the assistance of legal counsel and accordingly shall not be construed against any party.

          9.16 Successors; Assignment. Employee may not assign, transfer, convey, mortgage, hypothecate, pledge, or in any way encumber the compensation or other benefits payable to him or any rights which he may have under the provisions of this Agreement, without the prior written consent of Corporation.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the effective date first above written.

OMNI INTERNATIONAL RAIL                   OMNI PRODUCTS, INC.
PRODUCTS, INC.

By:  /s/  Michael L. DeBonny              By:  /s/  Michael L. DeBonny
     -----------------------                   -----------------------

Title:  Chairman & CEO                    Title:  Chairman & CEO
        --------------------                      --------------------

Address:  975 SE Sandy Blvd.              Address:  975 S.E. Sandy Blvd.
          ------------------                        --------------------
          Portland, OR. 97214                       Portland, OR. 97214
          -------------------                       --------------------


                                           EMPLOYEE

                                           /s/  Michael L. DeBonny
                                           -------------------------------------
                                           Name:  Michael L. DeBonny
                                                  ------------------------------
                                           Address:  16161
                                                     ---------------------------
                                                     Lake George, OR 97034
                                                     ---------------------------

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